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                                                                    EXHIBIT 10.3

              [LOGO OF PREMIERE  Premiere Technologies, Inc.
              TECHNOLOGIES, INC.
              APPEARS HERE]

                                                   3399 Peachtree Road N.E.
For More Information, Contact:                     The Lenox Building, Suite 400
-----------------------------                      Atlanta, Georgia 30326
Patrick G. Jones (Investors)                       Telephone: 404 262 8400
Premiere Technologies
(404) 262-8429

Wendy Johnson (Media)
Julie Davis Associates
(404) 266-7562


                      WORLDCOM AND PREMIERE TECHNOLOGIES
                     ANNOUNCE STRATEGIC BUSINESS ALLIANCE


     ATLANTA -- November 13, 1996 -- Information and telecommunications services integrator Premiere Technologies, Inc. (NASDAQ: PTEK) today announced that it has entered into a strategic business relationship with WorldCom, Inc. (NASDAQ:
WCOM), the nation's fourth largest long-distance carrier and the first phone company to converge local, long distance and Internet services. Terms of the deal were not disclosed.

     The joint development agreement enables WorldCom to couple its voice and data network with Premiere's advanced, feature-rich platform, leading to new incremental business opportunities for both companies. The arrangement positions Premiere as a preferred provider to WorldCom of network-based computer telephony technology. Together, Premiere and WorldCom will be able to approach companies with a comprehensive package of services that neither could previously offer independently in the near term.

     In another significant aspect of the deal, WorldCom plans to utilize Premiere's platform in order to offer Premiere's enhanced services to a portion of WorldCom's customers.

                                   --more--
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PREMIERE & WORLDCOM/PAGE 2
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        "This relationship with WorldCom establishes Premiere as a provider for one of the 'big four' telecommunications companies in the nation," said
Boland T. Jones, president and CEO of Premiere Technologies. "Breaking into this highly coveted top tier marks a milestone for our company and further substantiates the development of our increased-capacity data center in Dallas. Aligning with WorldCom means Premiere will have the right tools to offer its partners a bundled service with the convenience and efficiency of 'one-stop shopping.'"

        WorldCom, Inc. is one of the largest long-distance telephone carriers in the United States, offering domestic and international voice, data and video products and services to business customers, other carriers and residential markets. The company operates a nationwide digital fiber optic network in the United States and has worldwide network capacity.

        Premiere Technologies, founded in 1991, is a network-based computer telephony company specializing in the integration of information and telecommunications services. The company's state-of-the-art Network Management System uses proprietary software to deliver innovative services and customized data for millions of users in over 100 countries. The company markets its services directly under the name Premiere WorldLink and through strategic partners. It also licenses its platform to other telecommunications companies.

This press release contains certain forward-looking statements and projections (including statements concerning plans and objectives of management for future operations and services and statements concerning earnings expectations) that are based on management's belief as well as assumptions made by, and information currently available to, management. Premiere's actual results might differ materially from the plans envisioned in, or results acquired by, those statements if Premiere's assumptions prove to be incorrect or for a variety of other reasons, those relating to factors identified in Premiere's Prospectus dated March 5, 1996, and its Quarterly Reports, 10Q filed with the Securities and Exchange Commission.

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